UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 29, 2026

Tesla, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-34756	91-2197729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Tesla Road
Austin, Texas 78725
(Address of Principal Executive Offices, and Zip Code)
(512) 516-8177
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TSLA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On September 29, 2026, Tesla, Inc. (“Tesla”) entered into the following credit agreements:

•$20.0 billion senior unsecured three-year delayed draw term loan facility (the “Term Loan Facility”) pursuant to a Delayed Draw Term Loan Credit Agreement, dated as of September 29, 2026 (the “DDTL Credit Agreement”), by and among Tesla, as borrower, Citibank, N.A. (“Citi”), as administrative agent, and the lenders and other agents party thereto.
•$8.0 billion senior unsecured five-year revolving facility (the “Five-Year Revolving Facility”) pursuant to a Five-Year Revolving Credit Agreement, dated as of September 29, 2026 (the “Five-Year Revolving Credit Agreement”), by and among Tesla, as borrower, Wells Fargo Bank, National Association (“WF Bank”), as administrative agent, and the lenders, issuing banks and other agents party thereto.
•$2.0 billion senior unsecured 364-day revolving credit facility (the “364-Day Revolving Facility”) pursuant to a 364-Day Revolving Credit Agreement, dated as of September 29, 2026 (the “364-Day Revolving Credit Agreement”), by and among Tesla, as borrower, WF Bank, as administrative agent, and the lenders and other agents party thereto.

The 364-Day Revolving Facility, together with the Five-Year Revolving Facility, are referred to herein as the “Revolving Facilities”, and the Revolving Facilities, together with the Term Loan Facility, are referred to herein as the “Facilities”. The 364-Day Revolving Credit Agreement, together with the Five-Year Revolving Credit Agreement, are referred to herein as the “Revolving Credit Agreements”, and the Revolving Credit Agreements, together with the DDTL Credit Agreement, are referred to herein as the “Credit Agreements”.

Delayed Draw Term Loan Facility

Tesla may draw upon the Term Loan Facility from time to time and no more than ten times during the 18-month period following the closing date. The undrawn commitments under the Term Loan Facility will be automatically reduced to $10.0 billion on the first anniversary of the closing date and to $5.0 billion 15 months after the closing date, and any remaining undrawn commitments will terminate 18 months after the closing date. Loans outstanding under the Term Loan Facility will mature on September 29, 2029.

Five-Year Revolving Credit Facility

Tesla may draw upon the Five-Year Revolving Facility from time to time. Loans under the Five-Year Revolving Facility may be denominated in U.S. dollars, pounds sterling or euros. The Five-Year Revolving Facility provides for the issuance of letters of credit in an aggregate amount of up to $500 million.

The Five-Year Revolving Facility terminates, and all outstanding loans and other amounts thereunder, if any, will become due and payable on September 29, 2031. Tesla may request up to two one-year extensions of the Five-Year Revolving Facility, subject to the satisfaction of certain conditions.

364-Day Revolving Credit Facility

Tesla may draw upon the 364-Day Revolving Facility from time to time. Loans under the 364-Day Revolving Facility are denominated in U.S. dollars.

The 364-Day Revolving Facility terminates, and all outstanding loans and other amounts thereunder, if any, will become due and payable on September 28, 2027. Subject to the satisfaction of certain conditions, Tesla may exercise a term-out option to extend the maturity of all or a ratable portion of the loans outstanding on that date for an additional year.

Tesla may increase the total commitments under the Revolving Credit Agreements by up to an additional $4.0 billion across the Revolving Facilities, subject to certain conditions, potentially increasing the Revolving Facilities to $14.0 billion in the aggregate.

Use of Proceeds and Pricing

The proceeds of loans under the Facilities, and letters of credit issued under the Five-Year Revolving Facility, may be used for general corporate purposes or for any other purpose not otherwise prohibited by the applicable Credit Agreement. No loans were outstanding under the Facilities as of September 29, 2026.

U.S. dollar-denominated borrowings under the Facilities accrue interest, at Tesla’s election, at a variable rate based on either Term SOFR or an alternate base rate, in each case plus an applicable margin. Borrowings denominated in pounds sterling under the Five-Year Revolving Facility will accrue interest at a rate based on SONIA, and borrowings denominated in euros under the Five-Year Revolving Facility will accrue interest at a rate based on adjusted EURIBOR, in each case plus an applicable margin. The applicable margins are based on the rating assigned to Tesla’s senior, unsecured long-term indebtedness (or, in some cases, its issuer rating) from time to time.

Tesla is required to pay a commitment fee based on the daily unused commitments under the Revolving Credit Agreements and a ticking fee on the daily undrawn commitments under the DDTL Credit Agreement. The applicable commitment fee and ticking fee rates are based on the rating assigned to Tesla’s senior, unsecured long-term indebtedness (or in some cases, its issuer rating) from time to time and are payable quarterly.

Covenants and Events of Default

The Credit Agreements contain covenants that are customary for facilities of this type, including, among others, restrictions on liens and the incurrence of indebtedness by Tesla’s restricted subsidiaries, in each case subject to exceptions and limitations. The Credit Agreements also require Tesla to maintain at least $5.0 billion of consolidated liquidity, as calculated pursuant to the Credit Agreements.

The Credit Agreements contain customary events of default. Upon the occurrence of an event of default, the applicable lenders may terminate their commitments and require the immediate payment of all amounts outstanding under the applicable Credit Agreement.

The above description of the Credit Agreements and the Facilities is a summary only and is qualified in its entirety by reference to the Credit Agreements, which will be filed as exhibits to Tesla’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026. Tesla does not currently plan to draw on the facilities in 2026.

Item 1.02    Termination of a Material Definitive Agreement.
Termination of Revolving Credit Facility

As previously reported, Tesla is a party to that certain Credit Agreement, dated as of January 20, 2023 (as further amended from time to time, the “Existing Revolving Credit Agreement”), with Citi, as administrative agent and the lenders and other agents party thereto. The Existing Revolving Credit Agreement had aggregate commitments of $5.0 billion and was set to mature on January 20, 2028. On September 29, 2026, the Existing Revolving Credit Agreement was terminated by the parties in connection with Tesla’s entry into the Credit Agreements. Tesla did not have any borrowings outstanding under the Existing Revolving Credit Agreement and did not incur any early termination penalties in connection with the termination of the Existing Revolving Credit Agreement. Some of the lenders under the Existing Revolving Credit Agreement, or their affiliates, are lenders under the Credit Agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Vaibhav Taneja
Vaibhav Taneja Chief Financial Officer
Date: September 29, 2026